UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 7, 2013

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

822 Bishop Street
Honolulu, Hawaii 96813
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (808) 525-6611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 6, 2013, Alexander & Baldwin, Inc. (“A&B”), A&B II, LLC, a Hawaii limited liability company and a wholly owned subsidiary of A&B (“Merger Sub”), Grace Pacific Corporation, a Hawaii corporation (“Grace”), GPC Holdings, Inc., a Hawaii corporation and a wholly owned subsidiary of Grace (“GPC Holdings”), and David C. Hulihee, in his capacity as the shareholders’ representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of GPC Holdings with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of A&B (the “Merger”).  Prior to the Merger, Grace will undertake a restructuring (the “Restructuring”) in order to separate its natural materials and construction businesses (“Grace Businesses”) from its petroleum and retail gasoline businesses, so that A&B will acquire only the Grace Businesses in the Merger.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the effective time of the Merger, the shareholders of Grace (the “Grace Shareholders”) will, in the aggregate, receive $235 million, subject to adjustment at closing, composed of 85% A&B common stock and 15% cash (subject to adjustment at closing).  The number of A&B shares to be issued at closing will be determined by the 20-day volume weighted average price (“VWAP”) of A&B common stock shortly prior to closing, subject to a collar of $31.50 and $37.50.  Accordingly, A&B will issue at closing not more than approximately 6.341 million shares and not less than approximately 5.327 million shares.  Approximately 71% of the shares issued at closing will be subject to a six-month lockup from the effective time of the Merger.

The Merger Agreement contains customary representations, warranties and covenants of A&B, Grace and GPC Holdings.

An amount of cash equal to 12% of the aggregate merger consideration otherwise deliverable to Grace Shareholders at the effective time of the Merger will be withheld pro rata from Grace Shareholders and retained by A&B to secure any closing adjustment to the aggregate purchase price and certain indemnification obligations of Grace Shareholders pursuant to the Merger Agreement. These funds will be released by A&B in accordance with the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the Grace Shareholders have agreed to indemnify A&B for a number of items, including, among others, losses resulting from breaches of representations, warranties and covenants and certain identified liabilities. These indemnification obligations are in certain cases limited to claims that in the aggregate exceed a specified “deductible” amount and are limited to 10% of the aggregate merger consideration.

The Merger Agreement and the other transactions contemplated thereby have been approved by the special committees and the boards of directors of A&B and Grace.  Walter A. Dods, Jr., a director of A&B and Grace and holder of approximately 12% of Grace shares, will receive greater than 1% of the currently issued and outstanding shares of A&B common stock in the Merger.  Accordingly, pursuant to the NYSE rules, A&B will hold a special meeting at which the shareholders of A&B will be asked to approve the issuance of A&B common stock in the Merger (“A&B Shareholder Approval”).  GPC Holdings also will hold a special meeting at which the Grace Shareholders will be asked to approve the Merger (“Grace Shareholder Approval”).

In addition to obtaining the A&B Shareholder Approval and the Grace Shareholder Approval, the consummation of the Merger is subject to various customary closing conditions, including, among others, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

The Merger Agreement also contains certain termination rights for both A&B and Grace, including that Grace may terminate the Merger Agreement if the VWAP of A&B common stock is less than $29.00, and A&B may terminate the Merger Agreement if the VWAP of A&B common stock is greater than $40.00.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, a party would be required to pay the other party’s expenses in an amount up to $3 million.  In certain circumstances, Grace would be obligated to pay A&B a termination fee of $7 million plus A&B’s expenses up to $3 million.

Voting Agreement

Concurrently with the execution of the Merger Agreement, and in consideration thereof, RCCI Management, LLC, Waikoloa Heights Investment Partners, David C. Hulihee, Walter A. Dods, Jr. and Bill D. Mills, principal shareholders of Grace (“Principal Shareholders”) and, in the case of Messrs. Hulihee, Dods, and Mills, directors of Grace, holding approximately 71% of Grace shares, have entered into a voting agreement with A&B and Merger Sub. Pursuant to the terms of the voting agreement, the Principal Shareholders have agreed to vote their shares of common stock of Grace and GPC Holdings, as applicable, in favor of the holding company reorganization as part of the Restructuring, in favor of the Merger, and against any proposal that would interfere with the Restructuring or the Merger or any of the other transactions contemplated by the Merger Agreement.

Subject to certain exceptions described in the voting agreement, the Principal Shareholders have also agreed, among other things, not to offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of their shares of common stock of Grace and GPC Holdings, as applicable, or to enter into any agreement related to any of the foregoing transactions.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, and in consideration thereof, each of the Principal Shareholders also has entered into a lock-up agreement with A&B and Merger Sub pursuant to which each of the Principal Shareholders has agreed, subject to certain exceptions, not to offer, sell, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of A&B common stock issued to such Principal Shareholder pursuant to the Merger Agreement for a period of six months following the effective time of the Merger.

Item 8.01              Other Events.

On June 6, 2013, A&B issued a press release announcing execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On June 7, 2013, A&B held a conference call to provide information regarding the proposed transaction to analysts and investors.  On the call, A&B discussed certain financial and other information relating to the Merger and the Merger Agreement. Slides made available in connection with the conference call are attached hereto as Exhibit 99.2 and are incorporated by reference into this Item 8.01.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with A&B’s 2012 Annual Report on Form 10-K and other filings with the SEC through the date of the press release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.

Participants in Solicitation

A&B and its directors and officers may be deemed to be participants in the solicitation of proxies from A&B’s shareholders with respect to the special meeting of A&B shareholders that will be held, at which shareholders will be asked to consider the proposed issuance of A&B shares in the transaction.  Information about A&B’s directors and executive officers and their ownership of A&B’s common stock is set forth in the proxy statement for A&B’s Annual Meeting of Shareholders, which was filed with the SEC on April 2, 2013.

Shareholders may obtain additional information regarding the interests of A&B and its directors and executive officers in the proposed transaction, which may be different than those of A&B’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed transaction, when filed with the SEC.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  A&B will file a registration statement on Form S-4 that includes a proxy statement/prospectus and other relevant documents in connection with the proposed transaction.  INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, A&B AND GRACE.  Investors may obtain a free copy of the proxy statement/prospectus and other filings containing information about the proposed transaction, A&B and Grace, free of charge, at the website maintained by the SEC at www.sec.gov after such documents have been filed with the SEC.  In addition, after such documents have been filed with the SEC, copies of the proxy statement/prospectus and other filings containing information about the proposed transaction, A&B and Grace can be obtained without charge by sending a request to Alyson J. Nakamura, A&B corporate secretary, c/o A&B Law Department, 822 Bishop Street, Honolulu, Hawaii  96813; or by accessing them on the Company’s web site at http://www.alexanderbaldwin.com.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 6, 2013
99.2	Slide presentation materials made available in connection with investor conference call held on June 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

Date: June 7, 2013	By:	/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 6, 2013
99.2	Slide presentation materials made available in connection with investor conference call held on June 7, 2013